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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)  January 24, 1994


                        TURNER BROADCASTING SYSTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Georgia
                    ---------------------------------------
                    (State of incorporation or organization)

          0-9334                                       58-0950695
   ------------------------             ------------------------------------
   (Commission File Number)             (I.R.S. Employer Identification No.)

      One CNN Center, Atlanta, Georgia                     30303
  ----------------------------------------               ----------
  (Address of principal executive offices)               (Zip Code)

                                 (404) 827-1700
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)
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ITEM 7.  EXHIBITS


         (c)     Exhibits

                 12(c) -- Statement re: computation of ratio of earnings to fixed charges for interim period

                 12(d) -- Statement re: computation of pro forma ratio of earnings to fixed charges

                 24(d) --   Consent of Price Waterhouse

                 24(e) --   Consent of Ernst & Young

                 99(a) -- Audited New Line Cinema Corporation consolidated balance sheets as of December 31, 1992 and 1991, and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ending December 31, 1992.

                 99(b) -- Unaudited New Line Cinema Corporation condensed consolidated balance sheet as of September 30, 1993 and the condensed consolidated statements of operations and cash flows for the nine months ended September 30, 1993 and 1992.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                        TURNER BROADCASTING SYSTEM, INC.
                                        (Registrant)



Date:  January 24, 1994                 By:    /s/    WILLIAM S. GHEGAN
                                           ------------------------------------
                                           Name:  William S. Ghegan
                                           Title: Vice President and Controller
                                                  and Chief Accounting Officer





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                                       EXHIBIT INDEX


           Exhibits                                                        Page
           --------                                                        ----

             12(c) -- Statement re: computation of ratio of earnings to fixed charges for interim period

             12(d) -- Statement re: computation of pro forma ratio of earnings to fixed charges

             24(d) --   Consent of Price Waterhouse

             24(e) --   Consent of Ernst & Young

             99(a) -- Audited New Line Cinema Corporation consolidated balance sheets as of December 31, 1992 and 1991, and the related consolidated statements of operations, shareholders' equity and cash flows for the three years ending December 31, 1992.

             99(b) -- Unaudited New Line Cinema Corporation condensed consolidated balance sheet as of September 30, 1993 and the condensed consolidated statements of operations and cash flows for the nine months ended September 30, 1993 and 1992.